UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 13, 2005
ANDREW CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-14617 (Commission File Number)	36-2092797 (I.R.S. Employer Identification No.)
10500 W. 153rd Street, Orland Park, Illinois 60462
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (708) 349-3300
None

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On December 13, 2005, the Audit Committee of the Board of Directors of Andrew Corporation (the “Company”) and management of the Company concluded that the Company’s financial statements for the fiscal years ended September 30, 2004 and 2003 and for the quarters ended December 31, 2004, March 31, 2005 and June 30, 2005, will be restated and such financial statements should no longer be relied upon. The restatements were effected through the Company’s filing with the Securities and Exchange Commission on December 14, 2005 of its Annual Report on Form 10-K for the fiscal year ended September 30, 2005 (the “2005 10-K”).
The restatements cover three primary areas. First, the Company previously reported two operating segments — Wireless Infrastructure and Satellite Communications. Following management’s review of the aggregation criteria for combining certain product business units into one reporting segment as provided for in Statement of Financial Accounting Standard No. 131, Disclosures about Segments of an Enterprise and Related Information, management determined to begin reporting in five operating segments — Antenna and Cable Products, Base Station Subsystems, Network Solutions, Wireless Innovations and Satellite Communications — commencing with the financial statements for the fiscal year ended September 30, 2005. The Company’s segment disclosure included in Notes 13 and 14 of the Notes to the Consolidated Financial Statements in the 2005 10-K reflects the revised reportable segments for all periods presented. In addition, Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the 2005 10-K reflects the revised reportable segments for all periods presented.
Second, revenues for fiscal 2003 and 2004 have been restated based on an analysis the Company completed of a contract for the sale of geolocation products acquired from Allen Telecom in 2003. Management determined that SOP 97-2, Software Revenue Recognition, should have been applied since the inception of this contract in 2001, revenue for certain services that had been completed as of the 2003 acquisition date should have been recognized by Allen Telecom, and revenue for certain post-acquisition services should have been recognized in earlier periods as performed. The Company’s disclosure included in Note 1 of the Notes to the Consolidated Financial Statements in the 2005 10-K reflects the impact of this restatement on the Company’s reported results for fiscal 2003 and 2004. In addition, Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the 2005 10-K reflects the restatement for all periods presented.
Finally, a $19.8 million product recall charge originally recorded by the Company in the second quarter of fiscal 2005 has been restated to the first quarter of fiscal 2005, as management has concluded that the conditions which gave rise to the charge existed as of December 31, 2004. The Company’s disclosure included in Note 14 of the Notes to the Consolidated Financial Statements in the 2005 10-K reflects the impact of this restatement on the Company’s reported results for the first and second quarters of fiscal 2005.
In view of this restatement, as disclosed in the 2005 10-K, management believes that, as of September 30, 2005, the company did not maintain effective controls to ensure that the provisions of material software contracts were adequately evaluated and interpreted to determine the proper revenue recognition treatment in accordance with generally accepted accounting principles. In addition, the company did not have adequate procedures in place to ensure that the requirements of SFAS No. 131 regarding segment reporting were in place and operating effectively. Accordingly, management has determined that these control deficiencies constituted material weaknesses in internal control over financial reporting.
The Company’s management and the Audit Committee of the Board of Directors have discussed the matters disclosed in this current report on Form 8-K with Ernst & Young LLP, the Company’s independent registered public accounting firm.

Item 7.01	Regulation FD Disclosure.
On December 15, 2005, the Company issued a press release regarding the matters described in Item 4.02 hereof. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Press release of Andrew Corporation, issued December 15, 2005.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDREW CORPORATION
Date: December 15, 2005	By:	/s/ Marty R. Kittrell
Marty R. Kittrell
Chief Financial Officer